Exhibit 2

AMENDMENT NO. 2

TO

BUSINESS TRANSFER AGREEMENT

This Amendment No. 2 to Business Transfer Agreement (this “Second Amendment”), made as of January 29, 2011, is entered into by and among Abbott Healthcare Private Limited, a private limited company formed under the Laws of India and having its registered office at 4, Corporate Park, Sion Trombay Road, Mumbai-400 071, Maharashtra, India (“Purchaser”), and solely for the purposes of Section 7.18 of the BTA (as defined herein), Abbott Laboratories, an Illinois corporation and the indirect ultimate corporate parent of Purchaser (the “Guarantor”), on the one hand, and Piramal Healthcare Limited, a public limited company formed under the Laws of India and having its registered office at Piramal Tower, Ganpatrao Kadam Marg, Lower Parel, Mumbai-400 013, Maharashtra, India and listed on the Bombay and National stock exchanges (“Seller”), and, solely for purposes of Sections 7.5(c), 7.6, 10.6 and 11.12 of the BTA, the shareholders of Seller listed on Exhibit A of the BTA who, as of December 31, 2009, held, in the aggregate, 103,232,499 shares of Seller, which represented approximately 49.39% of the issued and outstanding share capital of Seller (“Promoter Group”), on the other hand.

RECITALS

WHEREAS, the Parties have entered into that certain Business Transfer Agreement, made as of May, 21, 2010 (as amended from time to time, including that certain Amendment No. 1 to Business Transfer Agreement, dated September 8, 2010, the “BTA”);

WHEREAS, Seller has requested that Exhibit I to the BTA be amended to include certain additional finished products manufactured by Seller for third parties at its Pithampur facility; and

WHEREAS, the Parties hereto now desire to amend the BTA in accordance with Section 15.3 of the BTA as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

AGREEMENT

1.                                       Amended Exhibit I.

(a)           Exhibit I to the BTA is hereby amended and restated in its entirety in the form set forth on Exhibit 1 to this Second Amendment.

(b)                                 Seller represents and warrants to Purchaser as of the date of this Second Amendment as follows:

(i) Seller manufactures each of the finished pharmaceutical products Carvedilol, Sertraline and Amlodipine (in the respective administration mode and dosage forms set forth on Exhibit I) only for Teva Pharmaceutical Products Ltd (“Teva”) or Teva’s Affiliates (and not for any other Person) at Seller’s Pithampur facility pursuant to the terms of that certain Manufacturing Agreement by and between Seller and Teva, dated December 24, 2008 (the “Teva Agreement”), despite no Joinder Agreement (as defined in the Teva Agreement) having been executed by any IP Holder (as defined in the Teva Agreement) in connection therewith;

(ii) Seller manufactures the finished pharmaceutical product Carisoprodol (in the administration mode and dosage forms set forth on Exhibit I) only for Vision Pharma, LLC (“Vision”) (and not for any other Person) at Seller’s Pithampur facility pursuant to the terms of that certain Contract Manufacturing Agreement entered into effective as of September 1, 2009 by and between Seller and Vision (the “Vision Agreement”); and

(iii)  Seller manufactures the finished pharmaceutical product Glycopyrrolate (in the administration mode and dosage forms set forth on Exhibit I) only for Northstar International Distribution Limited (“Northstar”) (and not for any other Person) at Seller’s Pithampur facility pursuant to the terms of that certain Contract Manufacturing Agreement entered into as of October 29, 2004, by and between Seller and Northstar (formerly McKesson International Distribution Limited) (the “Northstar Agreement”), notwithstanding that Schedule 1 of the Northstar Agreement does not include Glycopyrrolate.

(c)           Seller hereby agrees and acknowledges that, if at any time following the date of this Second Amendment: (i) there is any inaccuracy in or breach of any representation or warranty set forth in Section 1(b) of this Second Amendment with respect to the applicable finished pharmaceutical product manufactured by Seller; or (ii) the definition of “Territory” in (A) the Teva Agreement is modified to include any country other than the United States (including its territories and possessions) and Canada; or (B) the Vision Agreement or the Northstar Agreement is modified to include any country other than the United States; then, unless Purchaser agrees otherwise in writing, the applicable finished pharmaceutical product manufactured by Seller shall be deemed automatically excluded from Exhibit I.

2.             No Implied Amendments; Effective Date.  Except as amended herein, all terms and provisions contained in the BTA shall remain in full force and effect.  Each of the Parties agrees that the amendments to the BTA contained herein shall be effective upon the execution of this Second Amendment by each Party.  On and after the date hereof, each reference in the BTA to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the BTA shall mean the BTA as amended by this Second Amendment.

3.             Counterparts.  This Second Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument and any Party may execute this Second Amendment by signing any one or more of such originals or counterparts.  The delivery of signed counterparts by facsimile or email transmission that includes a “portable document format” (“.pdf”) of the sending Party’s signature(s) is as effective as signing and delivering the counterpart in person.

4.             Defined Terms.  Capitalized terms used herein that are not otherwise defined shall have the meanings set forth in the BTA.

5.             Governing Law.  The internal Laws of India (without giving effect to any choice or conflict of law provision or rule (whether of India or any other jurisdiction) that would cause the application of Laws of any other jurisdiction) govern all matters arising out of or relating to this Second Amendment and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom or related thereto.

6.             Arbitration.  Except for any claims for specific performance or interlocutory relief which may be heard in the High Court of Judicature at Bombay, India, all controversies, disputes or claims arising out of or relating in any way to this Second Amendment or the transactions contemplated hereunder, including any dispute as to the existence, validity, performance, breach or termination hereof, shall be resolved by final and binding arbitration under the Rules of Arbitration of the International Chamber of Commerce which rules shall be deemed to be incorporated into this Second Amendment, as modified by the provisions set forth on Schedule 14.2 of the BTA.

[SIGNATURES TO FOLLOW]

IT WITNESS WHEREOF, the Parties hereto have caused this Second Amendment to be executed by their respective duly authorized representatives as of the date first written above.

ABBOTT HEALTHCARE PRIVATE
LIMITED

By:	/s/ Michael J. Warmuth
	Name:	Michael J. Warmuth
	Title:	Authorized Signatory

ABBOTT LABORATORIES

By:	/s/ Michael J. Warmuth
	Name:	Michael J. Warmuth
	Title:	Senior Vice President
Established Products Division

PIRAMAL HEALTHCARE LIMITED

By:	/s/ Ajay G. Piramal
	Name:	Ajay G. Piramal
	Title:	Chairman & Authorised Signatory

AJAY G. PIRAMAL

By:	/s/ Ajay G. Piramal
	Name:	Ajay G. Piramal

AJAY G. PIRAMAL (HUF)

By:	/s/ Ajay G. Piramal
	Name:	Ajay G. Piramal

SWATI A. PIRAMAL

By:	/s/ Swati A. Piramal
	Name:	Swati A. Piramal

NANDINI A. PIRAMAL

By:	/s/ Nandini A. Piramal
	Name:	Nandini A. Piramal

ANAND AJAY PIRAMAL

By:	/s/ Anand Ajay Piramal
	Name:	Anand Ajay Piramal

LALITA G. PIRAMAL

By:	/s/ Lalita G. Piramal
	Name:	Lalita G. Piramal

THE AJAY G. PIRAMAL FOUNDATION

By:	/s/ Ajay G. Piramal
	Name:	Ajay G. Piramal
	Title:	Authorised Signatory

NANDINI PIRAMAL INVESTMENTS
PRIVATE LIMITED

By:	/s/ Nandini A. Piramal
	Name:	Nandini A. Piramal
	Title:	Authorised Signatory

PHL HOLDINGS PRIVATE LIMITED

By:	/s/ Ajay G. Piramal
	Name:	Ajay G. Piramal
	Title:	Authorised Signatory

PIRAMAL ENTERPRISES LIMITED
TRUSTEE OF THE PIRAMAL
ENTERPRISES EXECUTIVE TRUST

By:	/s/ Ajay G. Piramal
	Name:	Ajay G. Piramal
	Title:	Authorised Signatory

SAVOY FINANCE & INVESTMENTS
PRIVATE LIMITED

By:	/s/ Nandini A. Piramal
	Name:	Nandini A. Piramal
	Title:	Authorised Signatory

SWASTIK SAFE DEPOSIT AND
INVESTMENTS LTD

By:	/s/ Nandini A. Piramal
	Name:	Nandini A. Piramal
	Title:	Authorised Signatory

PIRAMAL HEALTHCARE LIMITED —
SENIOR EMPLOYEE OPTION SCHEME

By:	/s/ Ajay G. Piramal
	Name:	Ajay G. Piramal
	Title:	Authorised Signatory

EXHIBIT 1 *

* Pursuant to Item 601(b)(2) of Regulation S-K, all exhibits and schedules listed herein have been omitted. Abbott Laboratories agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon request.